As filed with the Securities and Exchange Commission on July 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3893191
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Community Health Systems, Inc. 2009 Stock Option and Award Plan

(Full Title of the Plan)

Rachel A. Seifert

Executive Vice President, Secretary and General Counsel

Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Name and Address of Agent for Service)

(615) 465-7000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (2)
Common Stock, par value $0.01 per share	3,000,000	$45.83(3)	$137,490,000(3)	$18,754

(1)	This Registration Statement covers 3,000,000 additional shares of common stock, par value $0.01 per share, of Community Health Systems, Inc. (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2009 Stock Option and Award Plan (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration Statements on Form S-8 have been filed previously on December 14, 2009 (Registration No. 333-163689) and on September 16, 2011 (Registration No. 333-176893) for the existing securities under the Plan.
(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on July 29, 2013, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (Registration No. 333-163689) and the Registration Statement on Form S-8 (Registration No. 333-176893) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 3,000,000 shares of common stock, par value $0.01 per share, of Community Health Systems, Inc., which may be awarded under the Community Health Systems, Inc. 2009 Stock Option and Award Plan pursuant to an amendment and restatement of such plan authorized by the stockholders of the Registrant on May 21, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of each of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2009 (Registration No. 333-163689) and on September 16, 2011 (Registration No. 333-176893) by Community Health Systems, Inc., a Delaware corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 27, 2013;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on April 30, 2013, and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the Commission on July 30, 2013;

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of March 1, 2013, March 8, 2013, May 23, 2013 and July 30, 2013; and

(d)	the description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A, File No. 001-15925, filed with the Commission on June 5, 2000.

As disclosed in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on April 30, 2013, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed on July 30, 2013, the Company revised its segment information to reflect the fact that the hospital management services operations no longer meets the criteria as an operating segment. This change had no impact on the number of reportable segments disclosed in the consolidated financial statements, and had no impact on our financial condition, results of operations or cash flows. The prior year financial information for reportable segments will be revised for all periods in future filings.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP.*

10.1	Community Health Systems, Inc. 2009 Stock Option and Award Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Commission on April 5, 2013).

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee on this 30th day of July, 2013.

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Wayne T. Smith
Wayne T. Smith,
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Wayne T. Smith, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wayne T. Smith Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 30, 2013

/s/ W. Larry Cash W. Larry Cash	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director	July 30, 2013

/s/ Kevin J. Hammons Kevin J. Hammons	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 30, 2013

/s/ John A. Clerico John A. Clerico	Director	July 30, 2013

/s/ James S. Ely III James S. Ely III	Director	July 30, 2013

/s/ John A. Fry John A. Fry	Director	July 30, 2013

/s/ William Norris Jennings, M.D. William Norris Jennings, M.D.	Director	July 30, 2013

/s/ Julia B. North Julia B. North	Director	July 30, 2013

/s/ H. Mitchell Watson, Jr. H. Mitchell Watson, Jr.	Director	July 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP.*

10.1	Community Health Systems, Inc. 2009 Stock Option and Award Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Commission on April 5, 2013).

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*	Filed herewith